SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

 FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  February 11, 2021

GEOVAX LABS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39563	87-0455038
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

1900 Lake Park Drive, Suite 380

Smyrna, Georgia 30080

(Address of principal executive offices) (Zip code)

(678) 384-7220

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions.

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	GOVX	The Nasdaq Capital Market
Warrants to Purchase Common Stock	GOVXW	The Nasdaq Capital Market

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial reporting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

This Form 8-K and other reports filed by GeoVax Labs, Inc. (the “Registrant” or the “Company”) from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain forward looking statements and information that are based upon beliefs of, and information currently available to, the Registrant’s management as well as estimates and assumptions made by the Registrant’s management. When used in the Filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to the Registrant or the Registrant’s management identify forward looking statements.  Such statements reflect the current view of the Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the Registrant’s industry, operations and results of operations and any businesses that may be acquired by the Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned. Except as required by law, the Registrant does not undertake to update its forward-looking statements.

Item 1.01	Entry into a Material Definitive Agreement.

Public Offering

On February 11, 2021, the Company closed its previously announced underwritten bought deal offering (the “Offering”) in which, pursuant to the underwriting agreement (the “Underwriting Agreement”) entered into between the Company and Maxim Group LLC, as the underwriter (the “Underwriter”), dated February 8, 2021, the Company issued and sold an aggregate of 1,644,000 shares of its common stock (the “Shares”), which included 204,000 shares sold pursuant to the full exercise of the underwriter’s option to purchase additional shares, at a price to the public of $6.25 per Share, less underwriting discounts and commissions. The gross proceeds received by the Company at the closing of the Offering on February 11, 2021 pursuant to such sales were approximately $10.3 million, prior to deducting underwriting discounts and commissions and other estimated Offering expenses.

Additionally, as previously announced, the Company issued to the Underwriter, as a portion of the underwriting compensation payable to the Underwriter, warrants to purchase up to a total of 72,000 shares of Common Stock (the “Underwriter’s Warrant Agreement”). The shares subject to the Underwriter’s Warrant Agreement are exercisable at $6.875 per share, are initially exercisable 180 days after the effective date of the Offering and have a term of three years from their initial exercise date. Pursuant to the customary FINRA rules, the Underwriter’s Warrant Agreement are subject to a lock-up agreement pursuant to which the Underwriter will not sell, transfer, assign, pledge, or hypothecate these warrants or the securities underlying these warrants, nor will it engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the warrants or the underlying securities for a period of 180 days from the effective date of the registration statement. A form of the Underwriter’s Warrant Agreement is incorporated herein by reference from the registrant’s Current Report on Form 8-K filed February 11, 2021.

The Shares were issued pursuant to the Company’s registration statement on Form S-3 (File No. 333-252437), filed by the Company with the Securities and Exchange Commission (the “Commission”) on July 20, 2020, as amended, which was declared effective on February 3, 2021. A final prospectus relating to the Offering was filed with the Commission on February 11, 2021.

Item 8.01	Other Events.

The Company issued a press release on February 11, 2021 announcing the closing of the Offering. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)     Exhibits

Exhibit No.	Description

99.1	Closing press release dated February 11, 2021

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 11, 2021

GEOVAX LABS, INC.

By:	/s/ Mark W. Reynolds
Mark W. Reynolds
Chief Financial Officer